SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                               July 12, 2002
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                      (Date of earliest event reported)


                         Staten Island Bancorp, Inc.
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           (Exact name of registrant as specified in its charter)


Delaware                              1-13503                   13-3958850
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(State or other jurisdiction  (Commission File Number)         (IRS Employer
of incorporation)                                           Identification No.)



15 Beach Street, Staten Island, New York                           10304
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 (Address of principal executive offices)                       (Zip Code)


                               (718) 556-6518
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            (Registrant's telephone number, including area code)


                               Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)



Item 5.     Other Events

     Staten Island Bancorp, Inc. (the "Company") announced that it would record an additional impairment charge of $7.4 million or $0.08 per fully diluted share for the quarter ended June 3, 2002.

     The Company indicated that, as a result of the additional impairment charge and additional factors described in the press release, it anticipates to report fully diluted earnings per share of $0.31 per share for the quarter ended June 30, 2002. Exclusive of the impairment charge, net income per fully diluted share is anticipated to be $0.38 for the quarter ended June 30, 2002.

     The Company issued a press release on July 12, 2002 with respect to the foregoing, which is attached hereto as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

          99.  Press Release
















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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   STATEN ISLAND BANCORP, INC.



Date: July 15, 2002                By: /s/ Harry P. Doherty
                                   ------------------------------------
                                   Harry P. Doherty
                                   Chairman and Chief Executive Officer



















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